
                                                        CSW ENERGY
                                             LETTERS OF CREDIT AND GUARANTEES



                                              FEES     FEES    REFERENCE
PROJECT            *       AMOUNT       PD   PAYABLE   NUMBER   MATURITY    BENEFICIARY   OBLIGOR   PURPOSE       AUTHORITY
-------            -       ------       --   -------   ------   --------    -----------   -------   -------       ---------
KVA JOINT VENTURE  G   $5,600,000.00    N/A    N/A      N/A       N/A       Weyerhauser    CSW    Land Purchase    General

TOTAL                  $5,600,000.00
                       =============


*  G   - Guarantee